UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2023

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40890	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement

On January 5, 2023 (the “Effective Date”), Augmedix Bangladesh Ltd., a company incorporated in Bangladesh under the provisions of the Companies Act, 1994 (the “Tenant”), an indirect wholly-owned subsidiary of Augmedix, Inc., a Delaware corporation (the “Company”), delivered written notice to terminate the Deed of Quadripartite Agreement (“Lease”) with Amin Mohammad Foundation Ltd., Amin Mohammad Property Management Services Ltd. and the other landlords set forth in the Lease (the “Lessors”), under which the Lessors were obligated to deliver possession of the 10th, 11th, 12th and 13th floors (the “Office Space”) within three (3) months of the date of execution of the Lease (the “Delivery Deadline”). The Lessors did not deliver possession of the Office Space by the Delivery Deadline and, pursuant to the terms of the Lease, the Tenant has exercised its option to terminate the Lease, effective as of the Effective Date. No termination fee is required to be paid to the Lessors.

A description of the material terms of the Lease was included in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2022 (the “Form 8-K”), which is incorporated herein by reference. The description of the Lease incorporated by reference is not complete and is subject to and qualified in its entirety by the Lease, a copy of which is filed as Exhibit 10.1 of the Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: January 10, 2023	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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